UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

RICHTECH ROBOTICS INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

RICHTECH ROBOTICS INC.
2975 Lincoln Rd
Las Vegas, NV 89115

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and
You Are Requested Not to Send Us a Proxy

October     , 2025

To our Stockholders:

We are furnishing the attached information statement (the “Information Statement”) to the holders of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”), of Richtech Robotics Inc., a Nevada corporation (the “Company” “we,” “us” or “our”). This information statement is being furnished to holders of shares of our Common Stock as of the close of business on October 1, 2025, the record date set in connection with this Information Statement (the “Record Date”).

The purpose of the Information Statement is to notify our stockholders that, in lieu of a special meeting of the stockholders of the Company and pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”) and our second amended and restated bylaws, on October 1, 2025, the board of directors of the Company (the “Board”) and the holders of a majority of the voting power of the outstanding Common Stock of the Company (such holders, the “Majority Stockholders”), have taken and approved the following actions (the “Corporate Actions”) by written consent to (i) to approve an amendment (the “Charter Amendment”) to our second amended and restated articles of incorporation (the “Charter”) to (i) increase the number of our authorized shares of Class B Common Stock we may issue from 200,000,000 to 1,000,000,000 and (ii) approve the Second Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan (the “Amended Plan”) such that the number of shares of Class B Common Stock reserved for grant and issuance under the Richtech Robotics Inc. 2023 Stock Option Plan (the “Plan”) will increase automatically on the later of November 1, 2025 or the effective date of the Amended Plan, and will continue through each subsequent November 1 until and including November 1, 2034, by a number of shares of Class B Common Stock equal to the lesser of (i) 18% of the sum of the total outstanding Class B Common Stock as of the immediately preceding September 30th or (ii) such smaller number of shares of Class B Common Stock determined by the Board.

This notice and Information Statement shall constitute notice to you that the Charter Amendment and the Amended Plan was approved by the written consent of the Majority Stockholders.

The Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice to you of the Corporate Actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to NRS Section 78.320. You are urged to read this Information Statement carefully in its entirety for a description of the Amended Plan adopted by the Majority Stockholders. However, no action is required on your part in connection with this document. No meeting of our stockholders will be held or proxies requested because we have received written consent to the Corporate Actions from the Majority Stockholders who hold a majority of the aggregate issued and outstanding shares of our Common Stock.

Under Rule 14c-2(b) of the Exchange Act, none of the Corporate Actions described in this Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about October 10, 2025.

The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the Charter Amendment and the Amended Plan adopted by the Majority Stockholders.

The enclosed Information Statement will be mailed on or about October 10, 2025 to stockholders of record on the Record Date.

THIS INFORMATION STATEMENT IS SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE CORPORATE ACTIONS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE CORPORATE ACTIONS DESCRIBED HEREIN.

By Order of the Board of Directors

By:	/s/ Zhenwu (Wayne) Huang
Name:	Zhenwu (Wayne) Huang
Title:	Chief Executive Officer and Director
Date:	October , 2025

RICHTECH ROBOTICS INC.
2975 Lincoln Rd
Las Vegas, NV 89115

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

The purpose of this information statement (the “Information Statement”) is to notify our stockholders that on October 1, 2025, the board of directors (the “Board”) and the holders of a majority of the of the voting power of the outstanding common stock, par value $0.0001 per share (the “Common Stock”), of Richtech Robotics Inc., a Nevada corporation (the “Company” “we,” “us” or “our”) (the “Majority Stockholders”) have taken and approved the following actions (the “Corporate Actions”) by written consent to (i) to approve an amendment (the “Charter Amendment”) to our second amended and restated articles of incorporation (the “Charter”) (i) increase the number of our authorized shares of Class B Common Stock we may issue from 200,000,000 to 1,000,000,000 and (ii) approve the Second Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan (the “Amended Plan”) such that the number of shares of Class B Common Stock reserved for grant and issuance under the Richtech Robotics Inc. 2023 Stock Option Plan (the “Plan”) will increase automatically on the later of November 1, 2025 or the effective date of the Amended Plan, and will continue through each subsequent November 1 until and including November 1, 2034, by a number of shares of Class B Common Stock equal to the lesser of (i) 18% of the sum of the total outstanding Class B Common Stock as of the immediately preceding September 30th or (ii) such smaller number of shares of Class B Common Stock determined by the Board.

The ability to proceed without a special meeting of the stockholders to approve, adopt and/or the Corporate Actions is authorized by Section 78.320 of the Nevada Revised Statutes (“NRS”) which provides that, unless otherwise provided in Charter and our second amended and restated bylaws (the “Bylaws”), action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power of the Company, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Charter and Bylaws do not contain any provisions contrary to the provisions of Section 78.320 of the NRS. Thus, to eliminate the costs to us and management time involved in holding a special meeting, and in order to take the Corporate Actions as described in this Information Statement, the Majority Stockholders, as the holders of record of approximately 68.49% of the voting power of the outstanding shares of Common Stock, executed and delivered a written consent to us.

On October 1, 2025, the Company’s Board adopted the Charter Amendment and the Amended Plan, subject to stockholder approval. The Majority Stockholders, (Zhenwu (Wayne) Huang, our Chief Executive Officer and director, and Zhenqiang (Michael) Huang, our Chief Financial Officer and director), are the holders of an aggregate of 38,200,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). The voting power owned by the Majority Stockholders represented approximately 68.49% of the total voting power of all issued and outstanding shares of Common Stock. As a result, the Majority Stockholders held the authority to approve and ratify the Corporate Actions.

The enclosed Information Statement is being furnished to holders of shares of our Common Stock as of the close of business on October 10, 2025, the record date set in connection with this Information Statement (the “Record Date”). As of the Record Date, our authorized capital stock is: (a) 310,000,000 shares of Common Stock, consisting of (i) 100,000,000 shares of Class A Common Stock and (ii) 200,000,000 shares of Class B Common Stock; and (b) 10,000,000 shares of “blank check” preferred stock, par value $0.0001, (the “Preferred Stock”). As of the Record Date, an aggregate of 198,337,092 shares of Common Stock are issued and outstanding, consisting of (i) 39,934,846 shares of Class A Common Stock and 158,402,246 shares of Class B Common Stock, and no shares of Preferred Stock are issued and outstanding. Holders of Class A Common Stock are entitled to ten (10) votes per share, and holders of Class B Common Stock are entitled to one (1) vote per share. The required vote to approve the Amended Plan was a majority of the voting power of the issued and outstanding shares of Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing Corporate Actions. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by the Majority Stockholders and giving stockholders notice of the Corporate Actions taken in full satisfaction of any notice requirements we may have under Regulation 14C of the Exchange Act.

Under federal securities laws, neither the Charter Amendment nor the Amended Plan may be adopted until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, neither the adoption of the Charter Amendment Amended Plan will occur until that time has elapsed.

Under Nevada law, Company stockholders are not entitled to appraisal rights with respect to approval of the Charter Amendment or the Amended Plan.

DESCRIPTION OF CORPORATE ACTIONS

ACTION ONE – AUTHORIZED SHARE INCREASE

Introduction

On October 1, 2025, our Board approved, among other things, an amendment to our Articles of Incorporation to increase the number of our authorized shares of Class B Common Stock we may issue, from 200,000,000 to 1,000,000,000 (the “Authorized Share Increase”). On October 9, 2025, the Majority Stockholders, acting by written consent, approved the Authorized Share Increase and the Charter Amendment, among other things.

The text that will be incorporated into our Charter upon effecting the Authorized Share Increase is attached as Annex A to this Information Statement. The Charter Amendment, which will not be filed until at least twenty days following the mailing date of this Information Statement, will be effective upon the filing of the Charter Amendment to the Charter in the form attached as Annex A with the Secretary of State of Nevada with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for the Authorized Share Increase

Our Board believes it is in our best interests to increase the number of authorized shares of the Class B Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, financings, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans or stock splits, as well as other general corporate transactions. The Board believes that additional authorized shares will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. Except as otherwise required by law, the newly authorized shares will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above.

The increase in the authorized number of shares of our Class B Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

Effect of the Authorized Share Increase

While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Class B Common Stock may, among other things, dilute the earnings per share of our Class B Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

The Authorized Share Increase will not affect the rights of current holders of our Class B Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board may determine, in its sole discretion, not to effect the Authorized Share Increase.

ACTION TWO – ADOPTION OF THE AMENDED PLAN

Overview

Our Board and Majority Stockholders have approved the Second Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan (the “Amended Plan”), which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants, a copy of which is attached to this proxy statement as Annex B. The adoption of the Amended Plan is to automatically increase the number of shares of Class B Common Stock reserved for grant and issuance under the Richtech Robotics Inc. 2023 Stock Option Plan (the “Plan”) by a number of shares of Class B Common Stock equal to the lesser of (i) 18% of the sum of the total outstanding Class B Common Stock as of the immediately preceding September 30th or (ii) a number of shares of Class B Common Stock determined by the Board. (the “Evergreen Feature”). Such increase will commence on the later of November 1, 2025 or the effective date of the Amended Plan, and will continue through each subsequent November 1 until and including November 1, 2034.

Our Board believes that the number of shares of Class B Common Stock currently available in the Plan is insufficient to achieve the purpose of the Plan, which is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Class B Common Stock. We further believe that the awards granted under the Plan have provided an effective inducement to incentivize plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders.

Under the Plan, equity-based awards may be made in the form of options, stock purchase rights, restricted stock and restricted stock units. The general purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors, and consultants and promote the success of the business of the Company.

As of the Record Date, and excluding the requested share increase, there are 14,311,215 shares of Class B Common Stock authorized for issuance under the Plan and 614,754 shares of Class B Common Stock remain available for future grants of awards under the Plan.

Reasons for the Plan Amendment

The Board and Majority Stockholders have determined that it is in the best interests of the Company and its stockholders to approve the Amended Plan to adjust the number of shares reserved and available for issuance under the Amended Plan under its Evergreen Feature annually. In determining whether to automatically increase the amount of shares of Class B Common Stock available under the Plan annually, our Board considered anticipated share usage over the upcoming years for equity-based awards given past equity grant practices, the expected growth of the Company over the upcoming years, dilution, the size of the proposed increase relative to the Company’s equity market capitalization and the Company’s understanding of its investors’ perceptions of the appropriate size of the increase in the amount of shares of Class B Common Stock available under the Plan. Without the automatic annual increase, the amount of shares of Class B Common Stock reserved for issuance under the Plan will be insufficient to cover anticipated grants under the Plan later this year and during future years while the 2022 Plan remains in effect. Our Board and the Majority Stockholders believes that the Amended Plan is an effective and cost-efficient means to ensure that we maintain under the Amended Plan the flexibility with respect to stock-based compensation necessary to establish appropriate long-term incentives to achieve our objectives. Specifically, our Board believes that it is advisable to ensure annual increases in the share limit under the Amended Plan in order to attract and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend.

Our Board believes that the automatic annual increase included in the Amended Plan will be sufficient to: (i) provide competitive equity grants to highly qualified executives, directors and other key employees and (ii) enable us to continue issuing awards without being overly dilutive.

EXECUTIVE COMPENSATION

Set forth below is certain information regarding the historical compensation of our named executive officers during the fiscal years ended September 30, 2024 and 2023. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our two other most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended September 30, 2024.

Our named executive officers are:

●	Zhenwu (Wayne) Huang	Chief Executive Officer

●	Matthew Casella	President

●	Phil Zheng	Chief Operating Officer

Name and Principal Position	Year (FY)	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhenwu (Wayne) Huang	2024	120,000		-	-	-	-	120,000
CEO	2023	120,016	800	-	-	-	-	120,816
Phil Zheng	2024	133,717	-	-	-	-	-	133,717
COO	2023	60,000	-	-	-	-	-	60,000
Matthew Casella	2024	168,654		-	-	-	-	180,000
President	2023	---		-	-	-	-	---

Narrative to Summary Compensation Table

Employment Agreements

For the fiscal year ended September 30, 2024, the Company maintained employment agreements with its Chief Executive Officer, Chief Operating Officer and President. Each of the agreements provide for paid holidays, health insurance eligibility, and severance as required by applicable law. Following termination of employment, the executives agreed to refrain from (i) hiring or attempting to hire any current employees of the Company; and (ii) solicit business from current clients or clients who have retained the Company in the 6-month period immediately preceding the employment termination.

Agreement with Chief Executive Officer

The CEO employment agreement was entered as of July 1, 2016. Initially, the CEO annual base salary was $120,000, and for the fiscal year ended September 30, 2024, the annual base salary for Mr. Zhenwu (Wayne) Huang was $120,000. Upon termination of employment without cause, the Company is required to pay to Mr. Zhenwu (Wayne) Huang an amount as required by the Employment Standards Act 2000 or other such legislation as may be in effect at the time of termination. This payment shall constitute the employee’s entire entitlement arising from said termination. The agreement provides for a non-solicitation period of six (6) months following the termination of employment.

Agreement with Chief Operating Officer

The COO employment agreement was entered as of July 2, 2020. Initially, Mr. Zheng was paid an hourly rate of $50 per hour, and for the fiscal year ended September 30, 2024, the annual base salary for Mr. Zheng was $133,717. On November 20, 2024, Mr. Zheng was granted 200,000 shares of Class B Common Stock. Upon termination of employment without cause, the Company is required to pay to Mr. Zheng an amount as required by the Employment Standards Act 2000 or other such legislation as may be in effect at the time of termination. This payment shall constitute the employee’s entire entitlement arising from said termination. The agreement provides for a non-solicitation period of six (6) months following the termination of employment.

On November 20, 2024, Mr. Zheng was granted 200,000 shares of Class B Common Stock.

Agreement with President

The employment agreement with Matt Casella August 15, 2023. For the fiscal year ended September 30, 2023, the annual base salary for Mr. Casella was $168,654. Under the terms of the agreement, the annual stock option grant will follow a “50+70” plan, where 50,000 shares will be granted as vested stock options after one year of service, and an additional 70,000 shares will be granted based on the completion of annual performance targets. On November 20, 2024, Mr. Casella was granted 60,000 shares of Class B Common Stock. Upon termination of employment without cause, the Company is required to pay to Mr. Casella an amount as required by the Employment Standards Act 2000 or other such legislation as may be in effect at the time of termination. This payment shall constitute the employee’s entire entitlement arising from said termination. The agreement provides for a non-competition and non-solicitation period of twelve (12) months following the termination of employment.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of September 30, 2024.

Name	Number of Securities Underlying Unexercised Options (# exercisable)	Number of Securities Underlying Unexercised Options (# unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not yet vested
Zhenwu (Wayne) Huang CEO	—	—	—	—	—	—
Zhenqiang (Michael) Huang CFO	—	—	—	—	—	—
Phil Zheng COO	—	—	—	—	—	—

Incentive Plan

On November 16, 2023, our Board adopted the initial Richtech Robotics Inc. 2023 Stock Option Plan. On September 26, 2024, our Board and the holders of a majority of the voting power of the outstanding Class B Common Stock of the Company adopted resolutions by written consent to approve and adopted the Amended and Restated Richtech Robotics Inc. 2023 Stock Option Plan (as amended, the “Plan”), pursuant to the Company’s Bylaws and Nevada law. The principal purposes of the Plan are to: (a) attract and retain the best available personnel for positions of substantial responsibility; (b) provide additional incentive to employees, directors, and consultants; and (c) promote the success of the business of the Company. The following description of the principal terms of the Plan is a summary of the terms of the Plan and is qualified in its entirety by the full text of the Plan.

Administration of the Plan

Our Board or a committee appointed by the Board will administer the Plan. The plan administrator has broad authority to:

●	select participants and determine the types of awards that they are to receive;

●	determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

●	cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	reduce the exercise price of an option if the fair market value of shares covered by such option has declined since the date the option was granted;

●	determine whether an option will be settled in cash instead of shares; and

●	construe and interpret the terms of the Plan and any agreements relating to the Plan.

Shares Subject to the Plan

An aggregate of 6,000,000 shares was initially reserved under the original Plan. An aggregate of 14,311,215 shares of Class B Common Stock was reserved for issuance under the amended and restated Plan (including the 6,000,000 shares originally reserved). As of September 16, 2025, 614,754 shares remained available for issuance under the Plan. If an option should expire or become unexercisable for any reason without having been exercised in full or no shares are issued with respect to an award, the shares underlying that award will again become available for issuance under the Plan. All of the shares available under the Plan may be issued upon the exercise of incentive stock options.

Participation

Employees, directors, and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the Plan. Incentive stock options may only be granted under the Plan to persons who, at the time of the grant, are employees of our Company or our subsidiaries.

Types of Awards

The Plan permits the granting of awards in the form of stock options and stock purchase rights, which include restricted stock awards and restricted stock units.

Stock Options. A stock option entitles the recipient to purchase shares of Class B Common Stock at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant. The exercise price can be paid in cash, check, net exercise, any consideration permissible under applicable law, or any combination of the foregoing. The maximum term of each stock option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than ten (10) years after the date such option is granted.

The plan administrator may grant share options that qualify as “incentive stock options,” as described in Section 422 of the Code. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of Class B Common Stock on the date of the grant. However, for an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our shares, the exercise price may not be less than 110% of the fair market value of a share of Class B Common Stock on the date of grant and the option term may not exceed five (5) years. The aggregate fair market value of all shares with respect to which incentive stock options are exercisable by any one individual participant for the first time during any calendar year (under all of the plans of the Company, including the Plan), measured at the date of the grant, may not exceed $100,000.

Restricted Stock. A restricted stock award is an award of Class B Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards.

Restricted Stock Units. Restricted stock units are the right to receive shares of Class B Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with our Company, the passage of time, or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Class B Common Stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted stock units to which they are payable.

Equitable Adjustments

In the event of a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of shares of Class B Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares covered by outstanding awards made under the Plan.

Change in Control

In the event of any proposed change in control (as described in the Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; or (iv) accelerated vesting of the award and a limited period during which to exercise the award prior to closing of the change in control.

Transferability

An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, and may be exercised or purchased during the lifetime of the participant, only by the participant.

Term

The Plan became effective upon initial adoption by the Board on November 16, 2023 and, unless terminated, the Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board may amend, alter, suspend, or discontinue the Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or discontinuation of the Plan will impair the rights of any participant without the participant’s consent.

CERTAIN UNITED STATES FEDERAL INCOME TAX EFFECTS

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Amended Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions (including to any rules which may limit Company’s deductions described below). It is recommended that participants consult with a personal tax advisor before accepting any award under the Amended Plan.

Circular 230. To ensure compliance with United States Treasury Department regulations, we advise each participant that, unless otherwise expressly indicated, any federal tax advice contained in this Information Statement was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Code or applicable state or local tax law provisions or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

Options

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the share of Class B Common Stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of Class B Common Stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of Class B Common Stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares of Class B Common Stock are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

A participant who has been granted an incentive stock option (an “ISO”) will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three (3) months prior to the date of exercise (one (1) year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the share of Class B Common Stock at the time of the exercise of an ISO over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised unless the participant disposes of the shares of Class B Common Stock in the year of exercise. If the participant does not sell or otherwise dispose of the shares of Class B Common Stock within two (2) years from the date of the grant of the ISO or within one (1) year after the transfer of such shares of Class B Common Stock to the participant, then, upon disposition of such shares of Class B Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares of Class B Common Stock in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Class B Common Stock on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares of Class B Common Stock over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares of Class B Common Stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Class B Common Stock.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the stock at the earlier of the time the stock becomes transferable or is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a tax deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the stock will equal the fair market value of the stock at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income), unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to its fair market value at that time, notwithstanding the fact that such stock is subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the stock equal to its fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time.

Restricted Stock Units

In general, the grant of restricted stock units (“RSUs”) will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares of Class B Common Stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any share of Class B Common Stock or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to U.S. residents under the Amended Plan. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Amended Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Amended Plan. BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX LAWS, IT IS STRONGLY URGED THAT EACH PARTICIPANT CONSULT A TAX ADVISOR WITH RESPECT TO THE PARTICIPANT’S OWN SITUATION.

Compensation Recovery and Clawback Policy

Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our executive officers. The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On November 13, 2023, our Board approved the adoption of the Executive Compensation Clawback Policy (the “Clawback Policy”), in order to comply with the final clawback rules adopted by the SEC under Rule 10D-1 under the Exchange Act and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from our current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) in the event that we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement.

Equity Award Timing

We do not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on equity award grant dates.

Director Compensation

The following table shows the compensation paid to our non-employee directors during the year ended September 30, 3024. On July 1, 2024, the Company issued 12,000 shares of its Class B common stock to each of its non-employee directors as compensation for their services on the Board. The shares were issued at the closing market price of the Company’s common stock on the date of grant. The total value of the stock issued to each director was $14,640.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Shigley	$-	14,640	-	-	-	-	$14,640
Stephen Markscheid	-	14,640	-	-	-	-	14,640
Saul Factor	-	14,640	-	-	-	-	14,640

Limitation of Liability and Indemnification Matters

The Company’s Charter and Bylaws limit the directors’ liability and requires the Company to indemnify directors and officers to the fullest extent permitted under NRS 78.7502-NRS 78.751.

Nevada law, NRS 78.138, provides that the Company’s directors and officers will not be personally liable to us, our stockholders or our creditors for damages for any act or omission in his or her capacity as a director or officer other than (a) in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, or (b) with respect to payment of dividends in violation of the NRS. While Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers, our Charter does not provide for greater liability of our officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

As permitted by Nevada law or our Charter, our Bylaws (a) require the Company to indemnify and hold harmless any officer or director against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the company), whether civil, criminal, administrative, or investigative; and (b) require us to advance expenses of the indemnitee as such expenses are incurred upon receipt of an undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

The effect of Nevada law limiting personal liability of our directors and officers restricts our rights and the rights of our stockholders in derivative suits to recover damages against a director or officer for breach of fiduciary duties as a director or officer. In addition, the indemnification provisions under our Bylaws require that the Company to pay the costs of settlement and damage awards against directors and officers.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

We have obtained a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock on the Record Date:

●	each person, or group of affiliated persons, who is the beneficial owner of more than 5% of the outstanding Common Stock of the Company;

●	each executive officer and director of the Company; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of this information statement. Shares of Common Stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, the combined Company believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on an aggregate of 198,337,092 shares of Common Stock issued and outstanding as of the Record Date, consisting of (i) 39,934,846 shares of Class A Common Stock and 158,402,246 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to ten (10) votes per share, and holders of Class B Common Stock are entitled to one (1) vote per share.

Beneficial Ownership Table

Name of Beneficial Owner(1)	Shares of Class A Common Stock	Shares of Class B Common Stock	% of Total Voting Power
Executive Officers and Directors
Zhenwu Huang	30,308,000	—	54.34%
Zhenqiang Huang	7,892,000	—	14.15%
Phil Zheng	—	1,000,000	*
Matthew G. Casella	—	—	—
John Shigley	—	22,000	—
Stephen Markscheid	—	22,000	—
Saul Factor	—	22,000	—
All officers and directors as a group (7 individuals)	38,200,000	1,066,000	68.68%
5% Stockholders

*	Less than 1%
(1)	Unless noted otherwise, the address of all listed stockholder is 2975 Lincoln Rd, Las Vegas, NV 89115. Each of the stockholder listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

ADDITIONAL INFORMATION

No Appraisal Rights

Neither Nevada law nor our Charter provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with the adoption of the Amended Plan discussed in this Information Statement.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 2975 Lincoln Rd, Las Vegas, NV 89115, or call the Company at (866) 236-3835, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address or phone number.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.SEC.gov. The information on the SEC’s website is not part of this information statement.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

By Order of the Board of Directors
By:	/s/ Zhenwu (Wayne) Huang
Name:	Zhenwu (Wayne) Huang
Title:	Chief Executive Officer and Director
Date:	October , 2025

ANNEX A

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

Paragraph 1 of Article III(A) is amended in its entirety as follows:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one billion one hundred ten million (1,110,000,000) consisting of two separate classes, one hundred million (100,000,000) Class A and one billion (1,000,000,000) Class B, (collectively the “Common Stock”) and ten million (10,000,000) shares of “blank check” preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to (i) any rights of the holders of any series of Preferred Stock pursuant to a certificate of designation establishing such series of Preferred Stock in accordance with the ACT (a “Certificate of Designation”) and (ii) any provision of the ACT requiring otherwise, the number of authorized shares of any of the Common Stock or Preferred Stock (or series thereof) may be increased or decreased (but not below the applicable number of shares thereof then outstanding) by the vote required by the holders of such shares of such Common Stock or Preferred Stock pursuant to the Company’s bylaws (as may be further amended, restated, modified or supplemented from time to time, the “Bylaws”).

A-1

ANNEX b

AMENDED & RESTATED

RICHTECH ROBOTICS INC.

a Nevada Corporation

STOCK OPTION PLAN

1. Purposes of Plan. The purposes of this Stock Option Plan (“Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company, and to promote the success of the business of the Company. Options granted under the Plan may be qualified Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions apply:

(a) “Administrator” means the Board or any Committee appointed pursuant to Section 4 of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board.

(e) “Common Stock” means the Class B Common Stock of the Company.

(f) “Company” means Richtech Robotics Inc., a Nevada corporation, unless the context indicates otherwise.

(g) “Consultant” means any person, including an advisor, who is engaged by the Company or any of its Subsidiaries to render services and is compensated for such services, and any director of the Company whether or not compensated for such services.

(h) “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant will not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, so long as such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or any of its Subsidiaries, if multiple locations exist. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(i) “Employee” means any person, including officers and directors, employed by the Company or any of its Subsidiaries, with the status of employment determined based upon such minimum number of hours or periods worked as will be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director’s fee to a director will not be sufficient to constitute “employment” of the director by the Company.

(j) “Fair Market Value” means, as of any date, the fair market value of a Share determined, in the absence of an established market for the Common Stock, in good faith by the Administrator in accordance with the requirements of the federal tax laws applicable to options.

(k) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(l) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

(m) “Option” means a stock option granted pursuant to the Plan.

(n) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(o) “Optionee” means an Employee or Consultant who receives an Option or a Stock Purchase Right.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(q) “Plan” means this Amended and Restated Stock Option Plan.

(r) “Restricted Stock” means Shares purchased pursuant to the grant of a Stock Purchase Right.

(s) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 hereof.

(t) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 10 below.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(v) “Net Exercise” means the practice of “tendering back to the Company” some of the exercised shares to cover the exercise price of the Option and/or taxes associated with such exercise.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be the sum of (A) 14,311,215 Shares, plus (B) an increase commencing on November 1, 2025 (or the effective date of the Plan, if later) and continuing annually on each subsequent November 1st through and including November 1, 2034, equal to the lesser of (i) a number of Shares such that the aggregate number of Shares subject to the Plan is equal to eighteen percent (18%) of the total number of Shares issued and outstanding on September 30 immediately preceding the date of such increase and (ii) such smaller number of Shares as determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full or no Shares are issued with respect to a Stock Purchase Right, the unpurchased Shares will become available for future grant under the Plan, unless the Plan has been terminated.

4. Administration of the Plan.

(a) Initial Plan Procedure. The Administrator will administer the Plan.

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator, in its discretion, will have the authority to:

(i) determine the Fair Market Value of the Common Stock, in accordance with Section 2(j) of the Plan;

(ii) select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted;

(iii) determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

(iv) determine the number of Shares to be covered by each such grant hereunder;

(v) approve forms of agreement for use under the Plan;

(vi) determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder;

(vii) determine whether and under what circumstances an Option may be settled in cash under Section 9(e) below instead of Common Stock;

(viii) reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(ix) determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

(x) construe and interpret the terms of the Plan and grant pursuant to the Plan; and

(xi) modify grants of Options or Stock Purchase Rights to participants who are foreign nationals or employed or provide service outside of the United States in order to recognize differences in local law, tax policies or customs in order to fulfill the purposes of the Plan and without amending the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator will be final and binding on all Optionees.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he or she is otherwise eligible, be granted additional Options or Stock Purchase Rights.

(b) Type of Option. Each Option will be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company, its Parent, and its Subsidiaries) exceeds $100,000, such excess Options must be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option must be determined as of the date of the grant of the Option.

(c) Right to Employment or Consulting. The Plan does not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, its Parent, or any of its Subsidiaries, nor does it interfere in any way with any Optionee’s right or the right of the Company, its Parent, or any of its Subsidiaries to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It will continue in effect for a term of 10 years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option will be the term stated in the applicable written option agreement; provided, however, that the term will not be more than 10 years from the date of grant of the Option or such shorter term as may be provided in the written option agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Subsidiaries, the term of the Option will be 5 years from the date of grant or such shorter term as may be provided in the written option agreement.

8. Option Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator and set forth in the applicable written option agreement, but will be subject to the following:

(i) In the case of an Incentive Stock Option that is:

(1) granted to an Employee who, at the time of the grant of the Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries, the per Share exercise price may be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any other Employee, the per Share exercise price may be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)   In the case of a Nonstatutory Stock Option, the Administrator will, in its reasonable discretion, determine the per Share exercise price in accordance with applicable law, but no less than 100% of the Fair Market Value per Share on the date of grant to avoid potential adverse tax impact and withholding under Section 409A of the Code, to the extent applicable to an Option.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) Net Exercise, (iv) any consideration permissible under applicable law, or (v) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of the consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

(a) Procedure for Exercise.

(i) Any Option granted will be exercisable at such times and under such conditions as determined by the Administrator in accordance with this Plan and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to the Company (including any of its Subsidiaries) and the Optionee. An Option may not be exercised for a fraction of a Share.

(ii) An Option will be deemed to be exercised when (A) written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option, (B) an executed Stock Restriction Agreement in a form approved by the Administrator has been given to the Company by the person entitled to exercise the Option, and (C) the Company has received full payment of the exercise price for the Shares with respect to which the Option is exercised, including payment via Net Exercise.

(iii)   Exercise of an Option in any manner will result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment or Consulting Relation. Subject to Section 9(c) below, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant, the Optionee may, but only within 3 months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant because the Optionee is “permanently and totally disabled” (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within 12 months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within 30 days following the termination of Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised at any time within 6 months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the written option agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Optionee’s Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option as set forth above, or if the Option is not exercised to the extent it is exercisable within the time specified herein, the Option will terminate.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator will establish and communicate to the Optionee at the time that such offer is made.

10.   Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing of the terms, conditions, and restrictions related to the offer, including the number of Shares that such person will be entitled to purchase, the rate at which such Shares will vest, the price (if any) to be paid for such Shares, and the time (if any) within which such person must accept such offer. The offer will be accepted by execution of a Restricted Stock Purchase Agreement and a Stock Restriction Agreement in a form determined by the Administrator.

(b) RSUs. Stock Purchase Rights may be issued in the form of restricted stock units (“RSUs”) which are an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property in the future, subject to certain restrictions (including, without limitation, a requirement that the Optionee remain continuously employed or provide continuous services for a specified period of time). The holders of RSUs shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

(c) Repurchase Option. Unless the Administrator determines otherwise, the Stock Restriction Agreement will grant the Company an option to repurchase vested and non-vested Shares upon the occurrence of certain events. The repurchase price for any non-vested Shares will be the original purchase price paid by the purchaser and the repurchase price for any vested Shares will be their Fair Market Value. Payment of the repurchase price may be paid by cancellation of any indebtedness of the purchaser to the Company.

(d) Other Provisions. The Restricted Stock Purchase Agreement and the Stock Restriction Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements and the Stock Restriction Agreements need not be the same with respect to each purchaser.

11. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number of Shares covered by each outstanding Option or Stock Purchase Right, (ii) the number of Shares that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, and (iii) the price per Share covered by each such outstanding Option or Stock Purchase Right, will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “affected without receipt of consideration.” Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Sale of Assets. In the event of a proposed sale of all or substantially all of the assets of the Company, or a proposed merger of the Company with or into another corporation where the successor corporation is to issue its securities to the shareholders of the Company, each outstanding Option or Stock Purchase Right will be assumed or an equivalent option or right will be substituted by such successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for an Option or Stock Purchase Right, all of the Optioned Stock which is not assumed or substituted for by the successor corporation will fully vest and will be fully exercisable by the Optionee of that Option or Stock Purchase Right, whether or not the Optioned Stock would otherwise be vested and exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in the manner provided for in this Section 11 (c), the Administrator will notify the Optionee of each Option or Stock Purchase Right that the Option or Stock Purchase Right will be fully exercisable for a period of 15 days from the date of the notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.

(d) Certain Distributions. In the event of any distribution to the shareholders of the Company of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

12. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised or purchased during the lifetime of the Optionee or purchaser of the Restricted Stock only by Optionee or the purchaser of the Restricted Stock.

13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right for all purposes is the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date determined by the Administrator. Notice of the determination will be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

14.  Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension or discontinuation will be made that would impair the rights of any Optionee under any grant previously made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. No amendment or termination of the Plan will adversely affect any Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Administrator.

15. Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of the Option or Stock Purchase Right and the issuance and delivery of Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

16. Rights as a Shareholder. Until the issuance of Shares (as evidenced by stock certificates or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or exercise or vesting of a Stock Purchase Right. The Company will issue (or cause to be issued) Shares promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

17. Reservation of Shares. During the term of the Plan, the Company will at all times reserve and keep available a number of Shares as sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by counsel for the Company to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

18. Agreements. Options and Stock Purchase Rights will be evidenced by written agreements in such form as the Administrator may approve from time to time.

19.  Shareholder Approval. Continuance of the Plan is subject to approval by the shareholders of the Company within 12 months before or after the date the Board adopts the Plan. Shareholder approval must be obtained in the manner required under applicable state and federal law. All Options and Stock Purchase Rights granted under the Plan will become void in the event such approval is not obtained.

20.  Tax Consequences. The Company does not, by way of the Plan, any document, option agreement, or otherwise, represent or warrant to any person, including the Optionees, (a) that the grant or exercise of an Option or Stock Purchase Right or the subsequent disposition of Shares obtained by the exercise of an Option or Stock Purchase Right pursuant to the Plan, or any other aspect of the Plan, will have any particular tax consequence or (b) regarding the propriety or impropriety of filing a Section 83(b) election.

21.  Plan Governs. If there is any inconsistency between the Plan and any documents related to the Plan, including any option agreement, the Plan shall govern. Nothing in the Plan shall be construed to constitute, or be evidence of, any right in favor of any person to receive Options or Stock Purchase Rights hereunder or any obligation on the part of the Company to issue options, stock purchase rights, or other awards with respect to its common stock.

22.  Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to any choice of law principles.